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                                                                     EXHIBIT 1.1

                                  $500,000,000


                      CHEVRON PHILLIPS CHEMICAL COMPANY LLC


                      CHEVRON PHILLIPS CHEMICAL COMPANY LP


                              5 3/8% NOTES DUE 2007

                               PURCHASE AGREEMENT

June 18, 2002

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                                                                   June 18, 2002


Barclays Capital Inc.
Morgan Stanley & Co. Incorporated
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Dear Sirs and Mesdames:

       Chevron Phillips Chemical Company LLC, a Delaware limited liability company (the "LLC") and Chevron Phillips Chemical Company LP, a Delaware limited partnership (the "LP" and together with the LLC, the "COMPANY"), as co-issuers, propose to issue and sell to the several purchasers named in Schedule I hereto (the "INITIAL PURCHASERS") $500,000,000 aggregate principal amount of its 5 3/8% Notes due 2007 (the "SECURITIES") to be issued pursuant to the provisions of an Indenture dated as of March 19, 2001 (the "INDENTURE") between the Company and Bank of New York, as Trustee (the "TRUSTEE").

       The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, in offshore transactions in reliance on Regulation S under the Securities Act ("REGULATION S") and to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that deliver a letter in the form annexed to the Final Memorandum (as defined below).

       In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM") including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Company. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

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       Each of the Initial Purchasers, for so long as they own any Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of the Securities under the Indenture, is entitled to the benefits of the Registration Rights Agreement, dated as of June 21, 2002 (the "REGISTRATION RIGHTS AGREEMENT"), between the Company and Barclays Capital Inc. and Morgan Stanley & Co. Incorporated (together, the "MANAGERS").

       1. REPRESENTATION AND WARRANTIES. The Company represents and warrants to, and agrees with, you that:

               (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum compiled or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

               (b) The LP has been duly organized, is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation, has the requisite power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the LP and its subsidiaries, taken as a whole.

               (c) The LLC has been duly organized, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure

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       to be so qualified or be in good standing would not have a material adverse effect on the LLC and its subsidiaries, taken as a whole.

               (d) Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

               (e) This Agreement has been duly authorized, executed and delivered by the Company.

               (f) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement pursuant to which such Securities are to be issued.

               (g) Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

               (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of applicable law or the certificate of formation

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       or partnership, limited liability agreement or by-laws, as applicable, of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

               (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum.

               (j) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Final Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Final Memorandum.

               (k) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as are accurately described in all material respects in the Final Memorandum and except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would

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       not, singly or in the aggregate, have a material adverse effect on the
       Company and its subsidiaries, taken as a whole.

               (l) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which are not accurately described in all material respects in the Final Memorandum or which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (m) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such terms is defined in the Investment Company Act of 1940, as amended.

               (n) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities, (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

               (o) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Company in this paragraph with respect to the Initial Purchasers.

               (p) It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the

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       Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

               (q) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

               (r) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under Securities Act.

       2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in
Schedule I hereto opposite its name at a purchase price of 98.91% of the principal amount thereof (the "PURCHASE PRICE") plus accrued interest, if any, to the Closing Date.

            The Company hereby agrees that, without the prior written consent of the Managers on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement).

       3. TERMS OF OFFERING. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

       4. PAYMENT AND DELIVERY. Payment for the Securities, and for expenses to be paid by the Initial Purchasers pursuant to Section 6(e), shall be made to the Company at such bank and accounts as the LLC shall designate in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on June 21, 2002, or at such other time on the same or such other date, not later than June 28, 2002, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

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       Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

       5. CONDITIONS TO THE INITIAL PURCHASERS' OBLIGATIONS. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                        (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                        (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Managers, is material and adverse and that makes it, in the judgment of the Managers, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

               (b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as the Closing Date and that the Company has complied with all the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

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            The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

               (c) The Initial Purchasers shall have received on the Closing Date on opinion of Simpson Thacher & Bartlett, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

               (d) The Initial Purchasers shall have received on the Closing Date an opinion of Jeff Adams, Esquire, Corporate Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit B.

               (e) The Initial Purchasers shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Initial Purchasers, dated the Closing Date, to the effect set forth in Exhibit C.

               (f) The Initial Purchasers shall have received on each of the date hereof and the Closing Date letters, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from both Ernst & Young, LLP and PricewaterhouseCoopers, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Final Memorandum.

       6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company covenants with each Initial Purchaser as follows:

               (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

               (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use such proposed amendment or supplement to which you reasonably object.

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               (c)    If, during such period after the date hereof and prior to
       the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

               (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

               (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) all document production charges and expenses of counsel to the Initial Purchasers (but not including their fees for

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       professional services) in connection with the preparation of this
       Agreement, (vi) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (viii) the cost of the preparation, issuance and delivery of the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and
       (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that expect as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make. It is agreed that the Initial Purchasers shall reimburse the Company for its expenses incident to the Company's performance of its obligations under this Agreement in an amount not to exceed $225,000.

               (f) Neither the company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration under the Securities Act of the Securities.

               (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities
       Act) or in any manner involving a public offering within the meaning of
       Section 4(2) of the Securities Act.

               (h) While any of the Securities remain 'restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

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               (i)    None of the Company, its Affiliates or any person acting
       on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

               (j) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144A under the Securities Act) to resell any of the Securities which constitute "restricted securities" under Rule 144A that have been reacquired by any of them.

       7. OFFERING OF SECURITIES; RESTRICTIONS ON TRANSFER. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (1) QIBs or (2) other institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("INSTITUTIONAL ACCREDITED INVESTORS") that, prior to their purchase of the Securities, deliver to such Initial Purchaser a letter containing the representations and agreements set forth in Appendix A to the Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions".

               (b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                      (i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or

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               distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                      (ii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from, or a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws;

                      (iii) such Initial Purchaser has offered the Securities
               and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                      (iv) such Initial Purchaser (A) has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect of anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (C) will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company;

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                      (v)   such Initial Purchaser understands that the
               Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

                      (vi) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

               "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 7(b) have the meanings given to them by Regulation S.

       8.   INDEMNITY AND CONTRIBUTION.

               (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to the Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Initial Purchaser, if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with
       Section 6(a) hereof.

               (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing jointly by the Managers, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

               (d)    To the extent the indemnification provided for in
       Section 8(a) or 8(b) is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the

       Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the Final Memorandum, beat to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

               (e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
       Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
       Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

               (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

       9. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, either of the New York Stock Exchange or the National Association of Securities Dealers, Inc.,
(ii) trading of any securities of the Company's predecessor companies, Phillips Petroleum Company or Chevron Corporation, shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Managers is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in the judgment of the Managers, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

       10. EFFECTIVENESS; DEFAULTING INITIAL PURCHASERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

       If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

       If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or as a result of any of the provisions of Section 9 above, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

       11. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

       12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and performed in such state.

       13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                       Very truly yours,

                                       CHEVRON PHILLIPS CHEMICAL
                                           COMPANY LLC


                                       By: /s/ Joe M. McKee
                                           -------------------------------------
                                           Name:  Joe M. McKee
                                           Title: Vice President and Treasurer

                                       CHEVRON PHILLIPS CHEMICAL
                                           COMPANY LP


                                       By: /s/ Joe M. McKee
                                           -------------------------------------
                                           Name:  Joe M. McKee
                                           Title: Vice President and Treasurer

Accepted as of the date hereof

Barclays Capital Inc.
Morgan Stanley & Co. Incorporated

Acting severally on behalf of themselves and the several Initial Purchasers named in
    Schedule I hereto.

Barclays Capital Inc.


By: /s/ Stephen Feinstein
    ----------------------------------
Name:  Stephen Feinstein
Title: Director


Morgan Stanley & Co. Incorporated

By: /s/ Harold J. Hendershot III
    ----------------------------------
Name:  Harold J. Hendershot III
Title: Executive Director

                                                                      SCHEDULE I

                                                    PRINCIPAL AMOUNT OF
        INITIAL PURCHASER                       SECURITIES TO BE PURCHASED
---------------------------------------------   --------------------------
Barclays Capital Inc. .......................   $     193,750,000
Morgan Stanley & Co. Incorporated ...........         193,750,000
The Royal Bank of Scotland plc. .............          75,000,000
Tokyo-Mitsubishi International plc ..........          37,500,000

      Total: ................................   $     500,000,000
                                                =================

                                                                       EXHIBIT A

                      OPINION OF SIMPSON THACHER & BARTLETT

                                           June 21, 2002

BARCLAYS CAPITAL INC.
MORGAN STANLEY & CO. INCORPORATED
THE ROYAL BANK OF SCOTLAND PLC
TOKYO-MITSUBISHI INTERNATIONAL PLC
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036


Ladies and Gentlemen:

       We have acted as counsel to Chevron Phillips Chemical Company LLC, a Delaware Limited Liability Company (the "LLC"), and Chevron Phillips Chemical Company LP, a Delaware Limited Partnership, (the "LP" and, together with Chevron Phillips Chemical Company LLC, the "Company") in connection with the purchase by you of $500,000,000 aggregate principal amount of 5 3/8 % Notes due 2007 (the "Notes") of the Company, pursuant to the Purchase Agreement, dated June 18, 2002 (the "Purchase Agreement") among Barclays Capital Inc., Morgan Stanley & Co. Incorporated, The Royal Bank of Scotland plc and Tokyo-Mitsubishi International plc (together, the "Initial Purchasers") and the Company.

       We have examined the Offering Memorandum, dated June 18, 2002 relating to the sale of the Notes (the "Offering Memorandum"), which incorporates by reference certain section (the "Exchange Act Documents") of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "Form 10-K") and the Company's Current Report on Form 10-Q for the quarter ended March 31, 2002 (the "Form 10-Q"), each as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); the global Notes; the Indenture, dated as of March 19, 2001 (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"), relating to the Notes; the Purchase Agreement; and the Registration Rights Agreement, dated as of June 21, 2002 (the "Registration Rights Agreement") among the Company and the Initial Purchasers. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

       In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

       Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

               1. The LLC has been duly formed and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has full corporate power and authority to own its properties and to conduct its business as described in the Offering Memorandum.

               2. The LP has been duly formed and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware and has full partnership power and authority to own its properties and to conduct its business as described in the Offering Memorandum.

               3. The Indenture has been duly authorized, executed and delivered by the Company and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

               4. The Notes have been duly authorized by the Company and when executed and issued by the Company and assuming due authorization, execution and delivery thereof by the Trustee, and upon payment and delivery in accordance with the Purchase Agreement, the Notes will constitute valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and entitled to the benefits of the Indenture.

               5. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming that the Registration Rights Agreement is the valid and legally binding obligation of the Initial Purchasers, the Registration Rights Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

               6. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

               7. The statements made in the Offering Memorandum under the captions "Description of Notes" and "Transfer Restrictions," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

               8. The statements made in the Offering Memorandum under the caption "Certain U.S. Federal Income Tax Consequences to Non-U.S. Persons," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the terms of such documents in all material respects.

               9. The issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of the Purchase Agreement will not breach or result in a default under the Contribution Agreement dated May 23, 2000 among Phillips Petroleum Company, Chevron Corporation and Chevron Phillips Chemical Company LLC, the Company's $700 million Amended and Restated 364-Day Credit Agreement dated as of July 3, 2000 among the Company and the lenders parties thereto or the Company's $900 million Three-Year Credit Agreement dated as of July 3, 2000 among the Company and the lenders parties thereto, nor will such action violate the Certificate of Formation or Limited Liability Company Agreement, in the case of the LLC, or the Certificate of Partnership or Partnership Agreement, in the case of the LP, or any Federal or New York statue or the Delaware Limited Liability Company Act, in the case of the LLC, or the Delaware Revised Uniform Limited Partnership Act, in the case of LP, or any rule or regulation that has been issued pursuant to any Federal or New York statute or the Delaware Limited Liability Company Act, in the case of the LLC, or the Delaware Revised Uniform Limited Partnership Act, in the case of the LP, or any order know to us issued pursuant to any Federal or New York statute or the Delaware Limited Liability Company Act, in the case of the LLC, or the Delaware Revised Uniform Limited Partnership Act, in the case of the LP, by any court or governmental agency or body or court having jurisdiction over the Company.

               10. No consent, approval, authorization or order of, or qualification with, any Federal or New York State governmental body or agency or any Delaware governmental body or agency acting pursuant to the Delaware Limited Liability Company Law, in the case of the LLC, or Delaware Revised Uniform Limited Partnership Act, in the case of the LP, is required for the issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of the Purchase Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the purchase, offer and sale of the Securities by the Initial Purchasers.

               11. To our knowledge, there are no pending or threatened legal or governmental proceedings which would be required to be disclosed in the exchange offer registration statement to be filed pursuant to the Registration Rights Agreement were such exchange offer registration statement filed on the date of this opinion which are not described in the Offering Memorandum.

               12. Neither the LLC nor the LP is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               13. No registration under the Securities Act of 1933, as amended, of the Notes and no qualification of the Indenture under the Trust Indenture Act is required for the offer and sale of the Notes by the Company to the Initial Purchasers or the reoffer and resale of the Notes by the Initial Purchasers to the initial purchasers therefrom solely in the manner contemplated by the Offering Memorandum, the Purchase Agreement and the Indenture.

       Our opinions set forth in paragraphs 3,4 and 5 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Our opinion in paragraph 5 with respect to the Registration Rights Agreement is further limited by considerations of public policy.

       Our opinion set forth in paragraph 8 above is based upon the provisions of the Internal Revenue Code of 1986, as amended, on the regulations promulgated thereunder and on published rulings and judicial decisions now in effect, all of which are subject to change or different interpretations.

       We express no opinion as to any provisions of the Indenture, Notes or Registration Rights Agreement that requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.

       We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Offering Memorandum and take no responsibility therefor, except as and to the extent set forth in paragraphs 7 and 8 above. In the course of the preparation by the Company of the Offering Memorandum, we participated in conferences with certain officers and employees of the Company, with representatives of PricewaterhouseCoopers LLP, independent accountants for the Company and for Chevron U.S.A., with representatives of Ernst & Young LLP, independent accountants for the Company and for Phillips Petroleum Company, in connection with the preparation of the Offering Memorandum, and with counsel to the Company. We did not prepare the Exchange Act Documents; however, we reviewed the Form 10-K prior to its filing with the Commission. Based upon our examination of the Offering Memorandum and the Exchange Act Documents, our investigations made in connection with the preparation of the Offering Memorandum (excluding the Exchange Act Documents) and our participation in the conferences referred to above, we have no reason to believe that the Offering Memorandum contained at its issue date or contains as of the date hereof any untrue statement of a material fact or omitted to state at its issue date or omits to state as of the date hereof any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief with respect to the financial statements or other financial data contained or incorporated by reference in the Offering Memorandum.

       We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.

       This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written constant.

                                       Very truly yours,


                                       SIMPSON THACHER & BARTLETT

                                                                       EXHIBIT B

                       OPINION OF INTERNAL COMPANY COUNSEL

       The opinion of Internal Company Counsel to be delivered pursuant to
Section 5(d) of the Purchase Agreement shall be to the effect that:

               (a) The LLC has been organized, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, has the requisite power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the LLC or its subsidiaries, taken as a whole.

               (b) The LP has been duly organized, is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation, has the requisite power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the LP and its subsidiaries, taken as a whole.

               (c) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company or any of its subsidiaries, taken as a whole.

               (d) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings which such counsel believes are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Final Memorandum.

                                                                       EXHIBIT C

                        OPINION OF DAVIS POLK & WARDWELL

Barclays Capital Inc.
Morgan Stanley & Co. Incorporated
The Royal Bank Of Scotland plc
Tokyo-Mitsubishi International plc
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

       We have acted as counsel for you and the other several Initial Purchasers (the "Initial Purchasers") named in Schedule I to the Purchase Agreement dated June 18, 2002 (the "Purchase Agreement") with Chevron Phillips Chemical Company LLC, a Delaware limited liability company (the "LLC") and Chevron Phillips Chemical Company LP, a Delaware limited partnership (the "LP" and together with the LLC, the "Company"), under which you and such other Initial Purchasers have severally agreed to purchase from the Company $500,000,000 aggregate principal amount of the Company's 5 3/8% Notes due 2007 (the "Notes"), to be issued under an Indenture dated as of March 19, 2001 (the "Indenture") between the Company and The Bank of the New York, as Trustee (the "Trustee"). This opinion is delivered to you pursuant to Section 5(e) of the Purchase Agreement.

       We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

       We have also participated in the preparation of the offering memorandum dated June 18, 2002 (the "Offering Memorandum") relating to the offering of the Notes. All terms not otherwise defined herein shall have the meanings given to those terms in the Purchase Agreement.

       Based upon the foregoing, we are of the opinion that:

            (i) the Purchase Agreement has been duly authorized, executed and delivered by the Company;

            (ii) the Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered against payment therefor in accordance with the terms of

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the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement dated June 21, 2002 (the "Registration Rights Agreement") between the Company and the Initial Purchasers;

            (iii) the Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

            (iv) the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law; and

            (v) subject to compliance by the Initial Purchasers with their representations and warranties set forth in Section 7 of the Purchase Agreement and by the Company with its representations, warranties and agreements set forth in Sections 1(n), 1(o), 1(r), 6(g), 6(h), 6(i) and 6(j) of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 7 of the Purchase Agreement to register the Notes under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of the Notes.

       In our opinion, the statements contained in the Offering Memorandum under the headings "Description of Notes", "Plan of Distribution" and "Transfer Restrictions," insofar as such statements constitute summaries of the legal matters and documents referred to therein, fairly summarize the matters referred to therein.

       We have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Offering Memorandum, but we have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification, except as stated above, we believe that, except for the financial statements and other financial data contained therein, as to which we are not called upon to express any belief, the Offering Memorandum as of its date and as

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of the date hereof did not and does not contain any untrue statement of a material fact and did not or does not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       We have examined the opinions dated June 21, 2002 of Simpson Thacher & Bartlett, outside counsel for the Company, delivered to you pursuant to the provisions of Section 5(c) of the Purchase Agreement, and of Jeff Adams, Corporate Counsel of the Company, delivered to you pursuant to the provisions of
Section 5(d) of the Purchase Agreement. Such opinion appear on their face to be substantially responsive to the requirements of the Purchase Agreement.

       We have also examined the letters of Ernst & Young LLP and PricewaterhouseCoopers LLP dated June 18, 2002 and June 21, 2002, furnished to you pursuant to the provisions of Section 5(f) of the Purchase Agreement. We participated in discussions with representatives of such firms and with your representatives relating to the forms of such letters, and we believe that such letters are substantially in the forms agreed.

       We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

       This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                       Very truly yours,


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